UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2005

Unit Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000, Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Section 8 - Other Events.

Item 8.01 Other Events.

On January 16, 2006 Unit Corporation announced that its wholly owned subsidiary, Unit Drilling Company, experienced a fire on one of its drilling rigs over the weekend. Unit's rig No. 31, a 600 horsepower drilling rig and one of the company's smaller drilling rigs, experienced a blow out during initial drilling operations at an approximate depth of 800 feet. No personnel were injured although the drilling rig will be a total loss. The company anticipates that part of this loss will be covered by insurance and it will not incur a loss for financial statement purposes as a result of this event. This loss brings the company's current drilling rig fleet to 111. The company expects to replace this drilling rig in approximately 60 days with a drilling rig currently undergoing modifications at one of the company's drilling yards.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not Applicable.

(b) Pro Forma Financial Information.

Not Applicable.

(c) Exhibits.

99.1	Unit Corporation press release dated January 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: Janurary 16, 2005	By:	/s/ Mark E. Schell
Mark E. Schell Senior Vice President and General Counsel

1

EXHIBIT INDEX

Exhibit No. Description.

99.1	Unit Corporation press release dated January 16, 2005